Exhibit 10.1

Confidential

Execution Version

SUBSCRIPTION AGREEMENT

BCTG Acquisition Corp.

12860 El Camino Real, Suite 300

San Diego, CA 92130

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between BCTG Acquisition Corp., a Delaware corporation (“BCTG”), and Tango Therapeutics, Inc., a Delaware corporation (“Tango”), pursuant to a merger agreement to be entered into among BCTG, Tango, and the other parties thereto (the “Transaction Agreement”), in substantially the form provided to the Investor prior to the date hereof, BCTG is seeking commitments from interested investors to purchase shares of common stock, par value $0.0001 per share (the “Shares”), of BCTG, for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” On or about the date of this agreement (this “Subscription Agreement”), BCTG is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) substantially similar to this Subscription Agreement with certain other institutional “accredited investors” (within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”)) or “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 18,610,000 Shares, including 2,500,000 Shares under BCTG Holdings, LLC’s forward purchase commitment, at a per share price equal to the Per Share Purchase Price.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and BCTG agree as follows:

1. Subscription. Subject to the terms and conditions set forth in this Subscription Agreement, (i) the Investor hereby subscribes for and agrees to purchase from BCTG at the Closing (as defined herein), and (ii) BCTG hereby irrevocably agrees to issue and sell to the Investor, in each case, the number of Shares set forth on the signature page of this Subscription Agreement.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction, as provided in the Transaction Agreement. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of the Transaction. Upon (i) satisfaction or waiver in writing of the conditions set forth in this Section 2 and Section 3 and (ii) delivery of written notice from (or on behalf of) BCTG to the Investor (the “Closing Notice”) that BCTG reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the undersigned (the “Closing Date”), the Investor shall commence delivery to BCTG on the Closing Date the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by BCTG in the Closing Notice (which account shall not be an escrow account) against delivery by BCTG to the Investor on the Closing Date of (A) the number of Shares set forth on the signature page of this Subscription Agreement in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, and (B) evidence from BCTG’s transfer agent evidencing the issuance to the Investor of such Shares on and as of the Closing Date. If the closing of the Transaction does not occur within two (2) business days after the Closing Date set forth in the Closing Notice, BCTG shall promptly (but not later than one (1) business day after the Closing Date set forth in the Closing Notice) return the funds so delivered by the Investor to BCTG by wire transfer in immediately available funds to the account specified by the Investor. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(ii) no suspension of the qualification of the Shares for the offering or sale or trading in any jurisdiction, including on the Nasdaq Capital Market, or initiation or threatening of any proceedings for any such purposes, shall have occurred; and

(iii) (A) all conditions precedent to the closing of the Transaction shall have been satisfied (as determined by the parties to the Transaction Agreement) or, subject to the other terms of this Subscription Agreement, waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction) and (B) the closing of the Transaction shall be scheduled to occur substantially concurrently with the Closing.

b. The obligation of BCTG to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects), at and as of the Closing Date (except for these representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date or such earlier date, as applicable; and

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) all representations and warranties of BCTG contained in this Subscription Agreement shall be true and correct in all material respects (other than (x) representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein) and (y) Section 5(p), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by BCTG of each of the representations and warranties of BCTG contained in this Subscription Agreement as of the Closing Date;

(ii) BCTG shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) the terms of the Transaction Agreement (as in effect on the date hereof) and the Organizational Documents (as defined below) shall not have been amended, modified or waived in a manner that would reasonably be expected to adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement;

(iv) there shall have been no amendment, waiver or modification to the Other Subscription Agreements (including via a side letter or other agreement) that materially benefits the Other Investors thereunder unless the Investor has been offered the same benefits;

(v) BCTG shall have filed with the Nasdaq Capital Market an application or supplemental listing application for the listing of the Shares being issued and sold hereunder, and such Shares shall have been approved for listing, subject to official notice of issuance;

(vi) immediately prior to the Closing, the sum of (i) the Trust Amount (as defined in the Transaction Agreement) plus the PIPE Investment Amount (as defined in the Transaction Agreement) actually received by BCTG prior to or substantially concurrently with the Closing, minus any all fees, expenses and disbursements incurred by or on behalf of BCTG Merger Sub Inc. or BCTG for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of BCTG Merger Sub Inc. or BCTG in connection with the Transaction, shall be no less than $300,000,000.00.

(vii) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Nasdaq Capital Market and any stockholder approval required by the rules and regulations of the Nasdaq Capital Market) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the issuance and sale of the Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent BCTG from consummating the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii) from and after the date hereof, there shall have not occurred any Material Adverse Effect.

4. Further Assurances. At the Closing, each of the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement. Upon the terms and subject to the conditions set forth in this Subscription Agreement, at or prior to Closing, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable under applicable legal requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Subscription Agreement.

5. BCTG Representations and Warranties. BCTG represents and warrants to the Investor, as of the date hereof and as of the Closing Date that:

a. BCTG has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. Other than BCTG’s subsidiary, BCTG Merger Sub Inc., which was formed in connection with the Transaction, BCTG has no direct or indirect subsidiaries, and does not own or hold the right to acquire any stock, partnership interest to joint venture interest or other equity interest in any other partnership, corporation, organization or entity.

b. As of the Closing Date, the Shares offered hereby will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under BCTG’s certificate of incorporation or bylaws (as amended to the Closing Date) or any other agreement to which BCTG is a party or under the laws of the State of Delaware.

c. This Subscription Agreement and the Transaction Agreement have been duly authorized, executed and delivered by BCTG and, with respect to the Subscription Agreement, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of BCTG and is enforceable against BCTG in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, whether considered at law or equity.

d. The execution and delivery of this Subscription Agreement and the Transaction Agreement, the issuance and sale of the Shares contemplated hereby and the compliance by BCTG with all of the provisions of this Subscription Agreement and the Transaction Agreement and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of BCTG or any of its subsidiaries or the Shares pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which BCTG or any of its subsidiaries is a party or by which BCTG or any of its subsidiaries is bound or to which any of the property or assets of BCTG is subject that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, prospects, general affairs, management, financial position, stockholders’ equity or results of operations of BCTG and its subsidiaries, taken as a whole or materially and adversely affect: (A) the ability of BCTG to timely consummate the Transaction; (B) the validity of the Shares; or (C) the legal authority or ability of BCTG to comply in all material respects with or timely perform the terms of this Subscription Agreement, including the issuance and sale of the Shares ((A)-(C) collectively, a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of BCTG (the “Organizational Documents”); or (iii) result in any violation of any statute or any law, judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over BCTG or any of their properties that would reasonably be expected to have a Material Adverse Effect.

e. BCTG has timely made all filings required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”) since its initial registration of its common stock with the SEC. As of their respective dates, the Registration Statement of BCTG filed on Form S-1 dated July 30, 2020 (as amended), the prospectus of BCTG dated September 2, 2020, each other form, report, statement, schedules, prospectus, proxy statement, registration statement and other document required to be filed or actually filed by BCTG with the SEC (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Subscription Agreement, there are no outstanding or unresolved comments in comment letters received by BCTG from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. The financial statements of BCTG included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of BCTG as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of interim unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

f. BCTG has not entered (and will not enter) into any side letter or similar agreement or understanding (written or oral) with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in BCTG other than the Other Subscription Agreements and the Transaction Agreement. No Other Subscription Agreement contains (or will contain) terms (economic or otherwise) more favorable to such Other Investor or other investor than as set forth in this Subscription Agreement. The Other Subscription Agreements have not been (and will not be) amended in any material respect following the date of this Subscription Agreement.

g. BCTG is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by BCTG of the Transaction Agreement or this Subscription Agreement (including, without limitation, the issuance of the Shares pursuant to this Subscription Agreement), other than (i) filing with the SEC of the Registration Statement (as defined below), (ii) filings required by The Nasdaq Capital Market, or such other applicable stock exchange on which BCTG’s common stock is then listed and (iii) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. BCTG is in compliance with all applicable laws and rules of the Nasdaq Capital Market.

h. The authorized capital stock of BCTG consists of 30,000,000 shares of common stock, par value $0.0001 per share, of which 5,641,029 shares are outstanding (excluding 15,736,221 shares of common stock subject to possible redemption), and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. No other shares of capital stock or other voting securities of BCTG are issued, reserved for issuance or outstanding. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, BCTG’s organizational documents or any contract to which BCTG is a party or by which BCTG is bound. There are no outstanding contractual obligations of BCTG to repurchase, redeem or otherwise acquire any Shares or any capital equity of BCTG. There are no securities or instruments issued by or to which BCTG is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement. There are no outstanding contractual obligations of BCTG to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity. Except pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants, or other rights to subscribe for, purchase or acquire from BCTG any equity interests in BCTG, or securities convertible into or exchangeable or exercisable for any such equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which BCTG is a party or by which it is bound relating to the voting of any securities of BCTG, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

i. The issued and outstanding shares of BCTG common stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market. There is no suit, action, proceeding or investigation pending or, to the knowledge of BCTG, threatened against BCTG by the Nasdaq Capital Market or the SEC to deregister the Shares under the Exchange Act or prohibit or terminate the listing of the Shares, or suspend the trading of the Shares, on the Nasdaq Capital Market. BCTG has taken no action that is designed to terminate the registration of the Shares under the Exchange Act or the listing of the Shares on Nasdaq. Upon consummation of the Transaction, the issued and outstanding shares of common stock of BCTG, will be registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Nasdaq Capital Market.

j. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by BCTG to the Investor hereunder or to any Other Investor pursuant to the Other Subscription Agreements. The Shares offered hereby and pursuant to each Other Subscription Agreement (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. There is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of BCTG, threatened against BCTG or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against BCTG.

l. BCTG is in compliance with all applicable law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. BCTG has not received any written communication from a governmental authority that alleges that BCTG is not in compliance with or is in default or violation of any applicable law.

m. BCTG has not paid, and is not under any obligation to pay, any broker’s fee or commission in connection with the sale of the Shares hereunder other than to the Placement Agents (as defined herein). Other than the Placement Agents, BCTG is not aware of any person that has been paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in connection with the Subscription Agreements. BCTG is solely responsible for the payment of any fees, costs, expenses and commission of the Placement Agents in connection with the sale of the Shares.

n. BCTG is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. BCTG does not intend to, and will not, use any portion of the Subscription Amount for any purpose other than in connection with the Transaction.

p. Neither BCTG nor Tango is a U.S. business that (i) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”; (ii) performs the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure”; or (iii) maintains or collects, directly or indirectly, “sensitive personal data” of U.S. citizens, in each case as such terms in quotation marks are defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

q. BCTG acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide BCTG with any notice thereof; provided, however, that none of BCTG, Tango or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by BCTG in all respects.

r. BCTG has furnished to the Investor a true and substantially complete copy of the Transaction Agreement as in effect as of the date hereof.

s. There has been no action taken by BCTG, or, to the knowledge of BCTG, any officer, director, equityholder, manager, employee, agent or representative of BCTG, in each case, acting on behalf of BCTG, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) BCTG has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) BCTG has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) BCTG has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

6. Investor Representations and Warranties. The Investor represents and warrants to BCTG that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) the investment adviser to which the Investor has delegated decision-making authority over investments is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the undersigned is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor or the investment adviser to which Investor has delegated decision-making authority over investments has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b. The Investor understands that (i) BCTG represents and warrants that the Shares offered hereby are being offered in a transaction not involving any public offering within the meaning of the Securities Act and (ii) that the Shares have not been registered under the Securities Act except as set forth in Section 7 of the Subscription Agreement. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to BCTG or a subsidiary thereof, (ii) pursuant to offers and sales that qualify as “offshore transactions” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to BCTG) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal SEC interpretation or guidance, such as a so-called “4(a)(1) and a half” sale, and in each of cases (ii) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares offered hereby shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein. The Investor understands and agrees that the Shares offered hereby will be subject to transfer restrictions described herein, and, as a result, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares offered hereby will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that BCTG files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. By making the representations herein, the Investor does not agree to hold any of the Shares offered hereby for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

c. The Investor understands and agrees that the Investor is purchasing the Shares directly from BCTG. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by BCTG, Tango or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement and any other documents delivered by BCTG to the Investor in accordance with the terms hereof.

d. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares offered hereby, including with respect to BCTG, Tango or the Transaction. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review the SEC Reports. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any (i) have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and (ii) have independently made their own analysis and decision to invest in BCTG. However, neither any such inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect the Investor’s right to rely on BCTG’s warranties, covenants and agreements contained in this Subscription Agreement. The Investor further acknowledges that any such information consisting of financial estimates, projected financial information and other forward-looking information provided by BCTG or its affiliates or representatives is based on a number of assumptions and estimates that are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond the control of BCTG, and that it is understood that such projections, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ significantly from the projected results and that such difference may be material and that such projections are not a guarantee of financial performance.

e. The Investor became aware of this offering of the Shares offered hereby solely by means of direct contact between the Investor and BCTG, Tango, or a representative of BCTG or Tango, and the Shares were offered to the Investor solely by direct contact between the Investor and BCTG, Tango, or a representative of BCTG or Tango. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges BCTG’s representation that the Shares offered hereby were not offered to the Investor by any form of general solicitation or general advertising. Other than in the event of fraud, Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Tango, BCTG, or any of Goldman Sachs & Co LLC, SVB Leerink LLC or Guggenheim Securities, LLC (each, other than Tango and BCTG, a “Placement Agent”, and together, the “Placement Agents”), or any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives), other than (i) the SEC Reports and (ii) the representations and warranties of BCTG contained in this Subscription Agreement, in making its investment or decision to invest in BCTG.

f. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in BCTG’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

g. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in BCTG. The Investor acknowledges specifically that a possibility of total loss of investment exists.

h. [Reserved].

i. Assuming the accuracy of BCTG’s representations and warranties set forth in Section 5, no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in BCTG as a result of the Investor’s purchase of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over BCTG from and after the Closing as a result of the Investor’s purchase of the Shares hereunder.

j. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Investor with the SEC with respect to the beneficial ownership of BCTG’s common stock prior to the date hereof, the Investor is not currently a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than with those persons or entities of the Investor who may be deemed affiliates or control persons acting for the purpose of acquiring, holding or disposing of equity securities of BCTG (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

k. In making its decision to purchase the Shares, the Investor has relied solely upon (i) the SEC Reports, (ii) the representations and warranties of BCTG contained in this Subscription Agreement and (iii) independent investigation made by the Investor or the investment adviser to which Investor has delegated decision-making authority over investments. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives concerning BCTG, Tango, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

l. The Investor understands that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor or the investment adviser to which Investor has delegated decision-making authority over investments, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound which would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligations under this Subscription Agreement, and, if the Investor is not an individual, will not violate any provisions of the Investor’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor or the investment adviser to which Investor has delegated decision-making authority over investments on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of BCTG, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to use commercially reasonable efforts to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, it, directly or indirectly administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

p. The Investor acknowledges that no disclosure or offering document has been provided to the Investor by any of the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

q. The Investor acknowledges that none of the Placement Agents nor any of their respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to BCTG or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by BCTG.

r. The Investor acknowledges that in connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor, fiduciary, agent or in any other capacity.

s. When required to deliver payment to BCTG pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

t. The Investor acknowledges that it is aware that the Placement Agents are acting as BCTG’s placement agents or financial advisors and certain of the Placement Agents are acting as financial advisor to Tango in connection with the Transaction. The Investor further acknowledges that the Placement Agents, their affiliates and their representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of BCTG, including the representations made by BCTG and the Investor herein, and (2) any payments or fees required to be made to them, including pursuant to an indemnification and upon the successful consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement, by BCTG for acting as the placement agents.

u. The Investor hereby acknowledges and agrees that (a) no Placement Agent shall be construed as a fiduciary for the undersigned Investor in connection herewith, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with this Subscription Agreement, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning BCTG or the Transaction, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, BCTG or any other person or entity), whether in contract, tort or otherwise, to the Investor in respect of this Subscription Agreement.

v. No broker, finder or other financial consultant has acted on behalf of the Investor in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on BCTG.

7. Registration Rights.

a. BCTG agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all Registrable Securities (as defined below) on Form S-3 or Form S-1 (which in either case shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), which shall be on Form S-3 if BCTG is then eligible for such short form, or any similar or successor short form registration or, if BCTG is not then eligible for such short form registration or would not be able to register for resale all of the Registrable Securities on Form S-3, on Form S-1 or any similar or successor long form registration registering the resale of such Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 60th calendar day after the consummation of the Transaction (or 90th calendar day if the SEC notifies BCTG that it will “review” the Registration Statement) and (2) the fifth business day after the date BCTG is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). BCTG will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of the filing of the Registration Statement; provided that, for the avoidance of doubt, in no event shall BCTG be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review. Any failure by BCTG to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve BCTG of its obligations to file a Registration Statement as set forth above in Section 7. BCTG shall promptly notify the Investor of the effectiveness of the Registration Statement. BCTG shall file with the SEC a final form of prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the second business day after the Registration Statement becomes effective. The Registration Statement shall include a “plan of distribution” that permits all lawful means of disposition of the Registrable Securities by the Investor, including block sales, agented transactions, sales directly into the market and other customary provisions (but, excluding for the avoidance of doubt, underwritten offerings). BCTG agrees to cause such Registration Statement, or another shelf registration statement that includes the Registrable Securities, to remain effective, except for such times as BCTG is expressly permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, until the earliest of (i) the fourth anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Registrable Securities, or (iii) on the first date on which the Investor can sell all of its Registrable Securities under Rule 144 of the Securities Act without volume or manner of sale limitations and without the requirement for BCTG to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). In no event shall the Investor be identified as a statutory underwriter in the Registration Statement; provided, that if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to BCTG, in which case BCTG’s obligation to register the Registrable Securities will be deemed satisfied or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the SEC prevents BCTG from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, BCTG shall use its best efforts to ensure that the SEC determines that (1) the offering contemplated by the Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 of the Securities Act and (2) the Investor is not a statutory underwriter. If BCTG is unsuccessful in the efforts described in the preceding sentence then BCTG shall cause such Registration Statement to register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, BCTG shall amend the Registration Statement or file a new Registration Statement (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Shares and cause such Registration Statement to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Date”); provided, that the Additional Effectiveness Date shall be extended to sixty (60) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the SEC; provided, further BCTG shall have such Registration Statement declared effective within five (5) business days after the date BCTG is notified in writing by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review. BCTG’s obligations to include the Registrable Securities for resale in the Registration Statement are contingent upon the Investor furnishing in writing to BCTG such information regarding the Investor, the securities of BCTG held by the Investor and the intended method of disposition of such Registrable Securities as shall be reasonably requested by BCTG to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as BCTG may reasonably request that are customary of a selling stockholder in similar situations. Investor shall not be entitled to use the Registration Statement for an underwritten offering. For as long as the Registration Statement is required to remain effective pursuant to this Section 7(a), BCTG will use commercially reasonable efforts to (1) qualify the Registrable Securities for listing on the Nasdaq Capital Market or such other national securities exchange upon which the Shares are then listed, and (2) update or amend the Registration Statement as necessary to include all of the Shares offered hereby. For as long as the Investor holds the Registrable Securities being offered hereby, BCTG will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as BCTG remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell Registrable Securities pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable, including providing any legal opinions to BCTG’s transfer agent. BCTG shall cause any restrictive legends related to the book-entry account holding the Shares acquired pursuant to this Agreement (or certificates related thereto) to be removed (and such Shares shall not be subject to any stop-transfer instructions) if (i) such Shares are registered for resale under the Securities Act (provided that, if the Investor is selling pursuant to an effective registration statement registering the Shares for resale, the Investor agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) in connection with a sale, assignment or other transfer, to the extent such legend is no longer required, the Investor provides BCTG with an opinion of counsel, in customary form, to the effect that the sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Investor provides BCTG with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 of the Securities Act without volume or manner-of-sale restrictions (which shall be satisfied, at any time after Rule 144 first becomes available for the resale of the Shares, if the Investor certifies that it is not an “affiliate” of BCTG (as such term is used under Rule 144) and that the Investor’s holding period for purposes of Rule 144 with respect to such Shares is at least six (6) months) or have been or are being sold pursuant to Rule 144. BCTG agrees that, following such time as any of the foregoing conditions is met, it will, no later than the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Investor to BCTG or the transfer agent for the Shares (the “Transfer Agent”) of a book-entry account or certificate representing Shares issued with a restrictive legend, deliver or cause the Transfer Agent to deliver to the Investor a book-entry account or certificate representing such Shares or, at the request of the Investor, deliver or cause to be delivered the Shares to the Investor by crediting the account of the Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer instructions (or similar notations). For purposes hereof, “Trading Day” means any day on which the Shares are traded for any period on Nasdaq or, if Nasdaq is not the principal trading market for the Shares, on the principal trading market or other securities exchange or market on which the Share then being traded; provided, however, that during any period in which the Shares are not listed or quoted on Nasdaq or any other securities exchange or market, the term “Trading Day” shall mean a business day, and “Standard Settlement Period” means, as of any date, the standard settlement period for equity trades effected on securities exchanges in the United States, expressed in a number of Trading Days, as in effect on such date. Notwithstanding any of the foregoing, assuming the Investor does not hold any shares of capital stock of Tango as of the date hereof, the Investor shall not be required to sign any form of lock-up agreement. “Registrable Securities” shall mean, as of any date of determination, the Shares and any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event. For purposes of this Section 7, an “Investor” shall include any person to whom the Investor has assigned its rights under Section 11(a).

b. Notwithstanding anything to the contrary contained herein, BCTG may delay or postpone filing an acceleration request in respect of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of BCTG reasonably determines in good faith upon the advice of counsel that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if such filing or use would materially adversely affect a significant bona fide financing, acquisition or similar transaction of BCTG or would require premature disclosure of material information that could materially adversely affect BCTG and BCTG has a bona fide business purpose for preserving as confidential (each such circumstance, a “Suspension Event”); provided, that, (I) BCTG shall not so delay filing or so suspend the use of the Registration Statement for a period of more than thirty (30) consecutive days, not more than twice or more than a total of sixty (60) calendar days, in each case in any three hundred sixty (360) day period and (II) BCTG shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. If so directed by BCTG, the Investor will destroy all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, BCTG shall cause its transfer agent to deliver unlegended Shares to a transferee of an Investor in connection with any sale of Shares with respect to which an Investor has entered into a contract for sale, prior to such Investor’s receipt of the notice of a Suspension Event and for which such Investor has not yet settled.

c. At its expense BCTG shall advise the Investor within five (5) business days: (i) when a Registration Statement or any post-effective amendment thereto has been filed with the SEC and when such Registration Statement or post-effective amendment thereto has become effective; (ii) after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by BCTG of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from BCTG (which notice shall not contain any material non-public information and which notice shall not be subject to any duty of confidentiality) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that it will promptly discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or the consummation of any sale pursuant to a contract entered into, or order placed, by the Investor prior to receipt of notice described in this sentence) until the Investor receives copies of a supplemental or amended prospectus (which BCTG agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by BCTG that it may resume such offers and sales (which notice shall not contain any material non-public information and which notice shall not be subject to any duty of confidentiality). Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as BCTG is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, BCTG shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor may deliver written notice (an “Opt-Out Notice”) to BCTG requesting that the Investor not receive notices from BCTG otherwise required by this Section 7(c); provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) BCTG shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) the Investor will notify BCTG in writing at least two (2) business days in advance of each intended use of an effective Registration Statement, and if a notice of a Suspension Event (as defined below) was previously delivered (or would have been delivered but for the provisions of this Section 7(a)) and the related suspension period remains in effect, BCTG will so notify Investor, within one (1) business day of the Investor’s notification to BCTG, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

d. For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares beneficially owned by the Investor and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include person to whom the Investor has duly assigned its rights pursuant to the terms of this Subscription Agreement.

e. [Reserved].

f.  BCTG shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Investor (to the extent a seller under the Registration Statement) and its officers, directors, agents, partners, members, stockholders, affiliates, managers, investment advisers and employees, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by BCTG of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Investor furnished in writing to BCTG by such Investor expressly for use therein; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of BCTG (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall BCTG be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of the Investor to deliver or cause to be delivered a prospectus made available by BCTG in a timely manner, (B) as a result of offers or sales effected by or on behalf of the Investor by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by BCTG, or (C) in connection with any offers or sales effected by or on behalf of such Investor in violation of Section 7(b) hereof after having received notice as set forth in Section 7(c). BCTG shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which BCTG is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Investor.

g. The Investor shall, severally and not jointly with any Other Investor, indemnify and hold harmless BCTG, its directors, officers, agents and employees, and each person who controls BCTG (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statement, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to BCTG by such Investor expressly for use therein; provided, however, that the indemnification contained in this Section 7(g) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of such Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares giving rise to such indemnification obligation. Investor shall notify BCTG promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which such Investor is aware, provided that a failure by Investor to provide such notice shall not impact Investor’s right to be indemnified hereunder unless BCTG is actually and materially prejudiced thereby. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by Investor.

h. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(h) shall be several, and not joint with any Other Investor, and in no event shall the liability of Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares giving rise to such indemnification obligation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the consummation of the Transaction has not occurred on or before September 30, 2021; or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented losses, liabilities or damages arising from any such breach. BCTG shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of the Transaction Agreement. Upon the occurrence of any event described in any clauses (a) through (d) above, except for the proviso in the first sentence of this Section 8, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to BCTG in connection herewith shall promptly (and in any event within one business day) following such termination event be returned to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by Investor, without any deduction for or on account of any tax withholding, charges or set-off.

9. Trust Account Waiver. The Investor hereby acknowledges that, as described in BCTG’s prospectus dated September 2, 2020 relating to its initial public offering (the “IPO”) available at www.sec.gov, BCTG has established a trust account (the “Trust Account”) containing the proceeds of the IPO and certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of BCTG’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of BCTG entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 9 shall (x) serve to limit or prohibit the Investor’s right to pursue a claim against BCTG for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Investor may have in the future against BCTG’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (z) be deemed to limit or prohibit (i) the Investor’s right to pursue a claim against BCTG for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (ii) any claims that the Investor may have in the future against BCTG’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), (iii) the Investor’s right to distributions from the Trust Account in respect of Shares held by the Investor acquired by any means other than pursuant to this Subscription Agreement or (iv) the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof or hereinafter acquired (other than Shares to be acquired pursuant to this Subscription Agreement), pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed in writing with BCTG to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any, and the rights set forth in Section 7) or BCTG may be transferred or assigned without the prior written consent of each of the other parties hereto other than an assignment by the Investor to any fund or account managed or advised by the same general partner, managing member or investment manager as the Investor or an affiliate thereof.

b. BCTG may request from the Investor such additional information as BCTG may deem in good faith reasonably necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, BCTG agrees to keep any such information provided by the Investor confidential. The Investor acknowledges that BCTG may file a copy of the form of this Subscription Agreement with the SEC as an exhibit to a periodic report of BCTG or a registration statement of BCTG.

c. The Investor acknowledges that (i) BCTG will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement that are made by the Investor (ii) the Placement Agents will rely on the acknowledgements, understandings, agreements, representations and warranties contained in Section 6, this Section 11 (to the extent applicable to them) and Section 12. Prior to the Closing, the Investor agrees to promptly notify BCTG if any of the Investor’s acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate in any material respect. BCTG acknowledges that the Investor and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement that are made by BCTG. Prior to the Closing, BCTG agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties of BCTG set forth herein are no longer accurate in any material respect.

d. Each of BCTG, Tango, the Investor and the Placement Agents is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Placement Agents any rights other than those expressly set forth herein.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing, in each case, until the expiration any statute of limitations under applicable law.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 hereto) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns; provided that, as set forth in Sections 10(c) and 10(d) hereto, each Placement Agent shall be a third-party beneficiary of and may enforce such provisions as if it were a party hereto..

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or any other form of electronic delivery (including ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

m. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN NEW YORK COUNTY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(m).

n. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient; (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(n). All communications sent to BCTG shall be sent to: BCTG Acquisition Corp., 12860 El Camino Real, Suite 300, San Diego, CA 92130, Attn: Aaron Davis, email: notices@tavistock.com, with a copy to: Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attn: Mitchell S. Nussbaum, email: mnussbaum@loeb.com.

11. Disclosure. BCTG shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and the Other Subscription Agreements, all material terms of the Transaction and any other material, non-public information that BCTG, Tango or their respective employees, agents or representatives has provided to the Investor or any of the Investor’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, the Investor and the Investor’s affiliates, attorneys, agents or representatives shall not be in possession of any material, non-public information received from BCTG, Tango or any of their respective officers, directors, employees, agents or representatives and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with BCTG, any Placement Agent, Tango, or any of their affiliates in connection this Subscription Agreement, the Other Subscription Agreement or the Transaction. Notwithstanding anything in this Subscription Agreement to the contrary, BCTG shall not, and shall cause each of its officers, directors, employees attorneys, representatives and agents to not, provide the Investor with any material non-public information regarding BCTG from and after the filing of the Disclosure Document with the SEC without the express prior written consent of the Investor. BCTG understands and confirms that the Investor and the Investor’s affiliates, attorneys, agents or representatives will rely on the foregoing representations and covenants in effecting transactions of securities in BCTG. Notwithstanding the foregoing, BCTG shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor to any person, or include the name of the Investor or any affiliate or investment adviser of the Investor (i) in any press release or marketing materials without the prior written consent (including by e-mail) of the Investor, or (ii) or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Investor, except as required by the federal securities laws, rules or regulations, and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which BCTG’s securities are listed for trading, in which case BCTG shall provide the Investor with prior written notice (including by e-mail) of such disclosure, and shall reasonably consult with the Investor regarding such disclosure.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors and employees), other than the SEC Reports and the statements, representations and warranties of BCTG expressly contained in this Subscription Agreement, in making its investment or decision to invest in BCTG. The Investor agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreement related to the private placement of the Shares (including the respective controlling persons, officers, directors, partners, agents, or employees of any investor), (ii) the Placement Agents, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees, agents or representatives, or (iii) any party to the Transaction Agreement (other than BCTG and Tango), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto shall be liable to the Investor pursuant to this Subscription Agreement or any Other Investor pursuant to any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares. The Investor acknowledges, on behalf of itself and each account for which it acts as a fiduciary or agent, that neither the Placement Agents, nor their representatives: (a) shall be liable to the Investor for any improper payment made in accordance with the information provided by BCTG; (b) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of BCTG pursuant to this Subscription Agreement or the Transaction Agreement (together with any related documents, the “Transaction Documents”); or (c) shall be liable to the Investor for any action taken, suffered or omitted by any of them or for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any Transaction Document.

13. Other Investors. For the avoidance of doubt, all obligations of the Investor hereunder are separate and several from the obligations of any Other Investor. The decision of Investor to purchase the Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of BCTG, Tango or any of their respective subsidiaries which may have been made or given by any Other Investor or investor or by any agent or employee of any Other Investor or investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or Other Investors pursuant hereto or thereto, shall be deemed to constitute Investor and Other Investor or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no Other Investor has acted as agent for Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.

14. Stock Splits, etc. If any change in the shares of BCTG common stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Shares issued to the Investor and the Subscription Amount shall be appropriately adjusted to reflect such change.

15. No Use of Name. BCTG shall not, without the prior written consent of the Investor, use, publish, reproduce or refer to the name of the Investor, its affiliates and/or controlling persons, or any similar name, trademark or logo, in any non-internal discussion, documents or materials, including without limitation for marketing or other purposes.

16. Massachusetts Business Trust. If Investor is a Massachusetts Business Trust, a copy of the Declaration of Trust of Investor or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Investor or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Investor or any affiliate thereof individually but are binding only upon Investor or any affiliate thereof and its assets and property.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, BCTG has accepted this Subscription Agreement as of the date set forth below.

BCTG ACQUISITION CORP.

By:
Name:
Title:

Date:       , 2021

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:
By:
Name:
Title:
Name in which Shares are to be registered (if different):	Date: ________, 2021
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Number of Shares subscribed for:
Aggregate Subscription Amount: $	Price Per Share: $10

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by BCTG in the Closing Notice.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

**OR**

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2. ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, limited liability company, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

**AND**

C. INSTITUTIONAL ACCOUNTS STATUS

☐  We or the investment adviser that has been delegated decision-making authority over our account are an “institutional account” (as defined in FINRA RULE 4512(c)).

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

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